UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

____________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report: (Date of earliest event reported)

June 25, 2008

BENDA PHARMACEUTICAL, INC.
(Exact name of registrant as specified in charter)

Delaware
(State or other Jurisdiction of Incorporation or Organization)

000-16397	Sunny New World Tower, 25th Floor No. 231 Xinhua Road Wuhan, Hubei Province, PRC	41-2185030
(Commission File Number)	(Address of Principal Executive Offices and zip code)	(IRS Employer Identification No.)

+86 (27) 5953-8563
(Registrant's telephone
number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

Benda’s previously issued financial statements are being restated as a result of an internal review of its previously issued financial statements, which review was prompted by an SEC comment during its review of the Company’s Form S-1 filing. On June 25, 2008, after a review of the comment and further analysis, Benda determined that it incorrectly calculated its depreciation and amortization expense. Benda also believes such restatements reflect the correction of any errors and omissions of material disclosures in the financial statements in accordance with SFAS 154: Accounting changes and error corrections (as amended).

The Board of Directors has determined that Benda's previously issued financial statements included in its Annual Reports on Form 10-KSB for the years ended December 31, 2007 and December 31, 2006 and applicable reports of its independent registered public accounting firm, should no longer be relied upon. In addition, the Board of Directors has determined that Benda's previously issued financial statements included in its Quarterly Reports on Form 10-QSB for the period ending September 30, 2007 and on Form 10-Q for the period ending March 31,2008 should no longer be relied on.

Accordingly, the financial statements for the years ended December 31, 2007 and December 31, 2006 and the quarters ended September 30, 2007 and March 31, 2008 will be amended as of the date of this Report.

The following are explanations of the restatement adjustments and presentation of affected accounts in the consolidated balance sheet and statement of operations as previously reported and restated.

Statements of Operations for the three months ended March 31, 2008 and 2007

The Company restated its previously recognized Depreciation expense by ($559,131) and ($205,757) for the three months ended March 31, 2008 and 2007 due to incorrect calculation of depreciation expense previously reported.

The Company restated its previously recognized Amortization expense by ($201,054) and ($67,406) for the three months ended March 31, 2008 and 2007 due to incorrect calculation of amortization expense previously reported.

Balance Sheets March 31, 2008 and 2007

Adjustments were made to Property and Equipment, net and Intangible assets, net and Retained (deficit) earnings unrestricted to reflect the restatement of the statements of operations. The consolidated financial statements as of March 31, 2008 and 2007 and for the ended March 31, 2008 and 2007, and the notes thereto, have been restated to include the items identified above as set forth in Exhibit 99.1 attached hereto.

Statements of Operations for the Year Ended December 31, 2007 and 2006

The Company restated its previously recognized Depreciation expense by($1,446,185) and ($718,387) for the year ended December 31, 2007 and 2006 due to incorrect calculation of depreciation expense previously reported.

The Company restated its previously recognized Amortization expense by ($572,491) and ($254,990) for the year ended December 31, 2007 and 2006 due to incorrect calculation of amortization expense previously reported.

Balance Sheets December 31, 2007 and 2006

Adjustments were made to Property and Equipment, net and Intangible assets, net and Retained (deficit) earnings unrestricted to reflect the restatement of the statements of operations. The consolidated financial statements as of December 31, 2007 and 2006 and for the ended December 31, 2007 and 2006, and the notes thereto, have been restated to include the items identified above as set forth in Exhibit 99.2 attached hereto.

Statements of Operations for the nine months ended September 30, 2007 and 2006

The Company restated its previously recognized Depreciation expense by ($925,795) and ($423,983) for the nine months ended September 30, 2007 and 2006 due to incorrect calculation of depreciation expense previously reported.

The Company restated its previously recognized Amortization expense by ($342,671) and ($194,027) for the nine months ended September 30, 2007 and 2006 due to incorrect calculation of amortization expense previously reported.

Balance Sheets September 30, 2007 and 2006

Adjustments were made to Property and Equipment, net and Intangible assets, net and Retained (deficit) earnings unrestricted to reflect the restatement of the statements of operations. The consolidated financial statements as of September 30, 2007 and 2006 and for the ended September 30, 2007 and 2006 and the notes thereto, have been restated to include the items identified above as set forth in Exhibit 99.3 attached hereto.

The executive officers of the Company discussed with the Company’s independent auditors the matters disclosed in this Item 4.02 of the Form 8-K and the Company has provided a copy of this disclosure to its independent auditors.  In response, the Company’s independent auditors have furnished to the Company a letter addressed to the Commission stating that they agree with the statements made by the Company in this Item 4.02.  A copy of this letter is attached as an exhibit to this Form 8-K.

Item 9.01	Financial Statement And Exhibits.

(d)	Exhibits

7.1 Letter dated June 25, 2008 from Kempisty and Company
99.1 Adjustments to financial statements for the periods ended March 31, 2008 and 2007
99.2 Adjustments to financial statements for the periods ended December 31, 2007 and 2006
99.3 Adjustments to financial statements for the periods ended September 30, 2007 and 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this amended report to be signed on its behalf by the undersigned hereunto duly authorized.

BENDA PHARMACEUTICAL, INC.

Date: June 26, 2008	By:	/s/ Yiqing Wan
Yiqing Wan
President